===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             SEGUE SOFTWARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             SEGUE SOFTWARE, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             SEGUE SOFTWARE, INC.
                               201 Spring Street
                        Lexington, Massachusetts 02421

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 23, 2000

                               ----------------

To the Stockholders of Segue Software, Inc.

  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Segue Software, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 23, 2000 at 10:00 a.m. at the Conference Center of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 for the following purposes:

  1. To elect six members to the Board of Directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2. To consider and act upon a proposal to approve an amendment to the Company's 1996 Employee Stock Purchase Plan, as amended;

  3. To consider and act upon a proposal to approve an amendment to the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan;

  4. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

  5. To consider and act upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors has fixed the close of business on May 22, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts.

  All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed pre-addressed, postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy.

  Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Jeffrey C. Hadden
                                          Secretary

Lexington, Massachusetts

May 24, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             SEGUE SOFTWARE, INC.

                               201 Spring Street

                        Lexington, Massachusetts 02421

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on June 23, 2000

                                                                   May 24, 2000

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Segue Software, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at its 2000 Annual Meeting of Stockholders to be held at the Conference Center of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts on Friday, June 23, 2000 at 10:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of six members of the Board; to consider and act upon a proposal to approve an amendment (the "Stock Purchase Plan Amendment") to the Company's 1996 Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan"); to approve an amendment (the "1996 Option Plan Amendment") to the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan, as amended (the "1996 Option Plan"); to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2000; and to consider and act upon any other matters properly brought before them.

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to the stockholders of the Company on or about May 24, 2000. The Board has fixed the close of business on May 22, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 9,384,825 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

  The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker votes (as defined below) will be counted as present in determining the presence of a quorum. The Company's By-laws (the "By-laws") provide that the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is sufficient to approve each proposal, other than the election of directors. Under the Nasdaq Stock Market rules, each of the Stock Purchase Plan Amendment proposal and the 1996 Option Plan Amendment proposal must receive a majority of the total votes cast on such proposal in person or by proxy. Based on the foregoing, abstentions and broker non-votes will have no impact on the outcome of the proposals. A plurality of votes cast will be required for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

  Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the six nominees for director of the Company named in this Proxy Statement; FOR the proposal to approve the Stock Purchase Plan Amendment; FOR the proposal to approve the 1996 Option Plan Amendment; and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. Unless other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

  A stockholder of record may revoke his or her proxy at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. The presence (without further action) of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.

  The Company's 1999 Annual Report to Stockholders (the "Annual Report"), including financial statements for the fiscal year ended December 31, 1999 ("Fiscal 1999"), is being mailed to stockholders with this Proxy Statement, but does not constitute a part hereof.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

  The By-laws provide for the Company's business to be managed by or under the direction of the Board. Directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. On March 22, 2000, in connection with the Annual Meeting, the Board nominated James H. Simons, Stephen B. Butler, Leonard E. Baum, John R. Levine, Howard L. Morgan and Jyoti Prakash to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend. The Board will consider a nominee for election to the Board recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the By-laws. See "Other Matters--Stockholder Proposals" for a summary of these requirements.

Vote Required For Approval

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

Recommendation

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                 INFORMATION REGARDING DIRECTORS AND OFFICERS

  The following biographical descriptions set forth certain information with respect to the Nominees for election as directors at the Annual Meeting and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of May 15, 2000.

 Nominees for Election as Directors

  James H. Simons has been Chairman of the Board since 1992 and a director since 1988. Since 1982, Dr. Simons has been the President and Chairman of Renaissance Technologies Corp. Dr. Simons also is a member of the Board of Directors of the following publicly held companies: Cylink Corp. and Franklin Electronic Publishers, Inc. He is 62 years old.

  Stephen B. Butler has served as Chief Executive Officer and as a director of the Company since September 5, 1997. Mr. Butler was elected to the office of President in January 1998. Prior to joining the Company, Mr. Butler served as President and Chief Executive Officer of TriQuest Design Automation Inc., an electronic design automation company, from October 1995 to July 1997. Prior to that, Mr. Butler held senior management positions at Quickturn Design Systems, Inc., an electronic design automation company where he served as Senior Vice President of Sales, Marketing and Support from May 1993 until July 1995, and as Vice President of Sales from July 1991 until May 1993. He is 43 years old.

  Leonard E. Baum has been a director of the Company since 1992. Dr. Baum is currently an officer of three investment firms, Curfin International Ltd. and Rieton Corporation, of which he has served as President since 1980 and 1993, respectively, and Lebam Advisers, Inc., of which he has served as Vice President and a director since 1979. In addition, Dr. Baum has been a securities and commodities trader for Zeta Partners and a trustee of Lebam Advisers Pension Plan and Trust since 1993. He is 68 years old.

  John R. Levine has been a director of the Company since 1992. Since 1991, Dr. Levine has been employed by I.E.C.C., an Internet and computer services consulting company. He is 46 years old.

  Howard L. Morgan has been a director of the Company since 1992. Since January 1999, Dr. Morgan has been Vice Chairman of idealab! which creates and operates internet companies and President of idealab! NY since March 2000. He has been the President of The Arca Group, Inc., a high technology consulting and investment management firm since 1989. Dr. Morgan serves on the Board of Directors of the following publicly held companies: Cylink Corp., Franklin Electronic Publishers, Inc., Infonautics Inc., Kentek Information Systems, Inc. and Tickets.com Inc. He is 54 years old.

  Jyoti Prakash has served as Senior Vice President and General Manager of Worldwide Product Development since June 1999 and has been a director since March 2000. Prior to joining the Company, Mr. Prakash served as Vice-President of Engineering at MediaWay, Inc., an e-commerce software company, from June 1997 to June 1999. Prior to that, Mr. Prakash held Vice President of Engineering positions at MediaLink, a networking software company, from March 1996 to May 1997, and Chorus Systems, a software company, from January 1995 to March 1996. Prior to that, Mr. Prakash served as Vice President of Software at Quickturn Design, Inc., an electronic design automation company, from June 1990 to January 1995. He is 56 years old.

 Executive Officers Who Are Not Directors

  Douglas Zaccaro joined the Company in May 1999 and has served as Chief Financial Officer of the Company since March 2000. From February 2000 to March 2000, he served as Vice President and Corporate Controller and Acting Chief Financial Officer of the Company, after serving as Vice President and Corporate Controller from January 2000 to February 2000, and Corporate Controller from May 1999 to December 1999. Mr. Zaccaro served as a consultant to the Company, providing Controller services from April 1999 until May 1999 when he joined the Company as Corporate Controller. Prior to that, Mr. Zaccaro was Vice President of Finance and Administration at Aranex Corporation (formerly IDEAssociates/IDE Corporation) from June 1996 to June 1998, and was Controller at Aranex Corporation from March 1992 to June 1996. He is 51 years old.

  Alexander M. Levi joined the Company in December 1997 as Senior Vice President of International Operations and has served as Senior Vice President of Worldwide Operations since October 1998. Prior to that, Mr. Levi served in a variety of roles at Quickturn Design Systems, Inc., an electronic design automation company, from February 1991 until he joined the Company. Mr. Levi's most recent role at Quickturn Design Systems was that of Vice President of Asia Pacific Operations, which he held from October 1996 until he joined the Company. He is 42 years old.

Meetings and Committees of the Board of Directors

  Meeting Attendance. During Fiscal 1999, there were 8 meetings of the Board, and the various committees of the Board met a total of 9 times. Ronald Fisher, who resigned from the Board in December 1999, attended fewer than 75% of total number of meetings of the Board and of committees of the Board on which he served during Fiscal 1999. No other director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during Fiscal 1999.

  Audit Committee. The Board has established an Audit Committee which met a total of 6 times in Fiscal 1999. The current members of the Audit Committee are Dr. Levine and Dr. Morgan. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

  Compensation Committee. The Board has also established a Compensation Committee, which met a total of 3 times during Fiscal 1999. The current members of the Compensation Committee are Dr. Simons and Dr. Morgan, who are both non-employee directors. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures. The Compensation Committee also administers the Company's 1996 Option Plan, the Company's 1998 Employee Stock Option and Grant Plan, as amended (the "1998 Option Plan"), and the Company's Stock Purchase Plan. In administering the 1996 Option Plan and 1998 Option Plan, the Compensation Committee determines the options to be issued to eligible persons under the respective Option Plan and prescribes the terms and provisions of such options. In addition, the Compensation Committee construes and interprets each of the 1996 Option Plan and 1998 Option Plan and issuances thereunder, and establishes, amends and revokes rules and regulations for administration of each of the Option Plans.

  The Board does not have a standing nominating committee. The full Board performs the function of such a committee.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  Directors. No directors of the Company receive compensation for their services as directors or as members of any of the committees of the Board. All non-employee directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board or meetings of any of the committees of the Board. Pursuant to the 1996 Option Plan, each non-employee director who becomes a member of the Board after April 2, 1996 receives a non-qualified stock option to purchase up to 12,000 shares of Common Stock, which option will vest over three years with 2,000 shares vesting after an initial six months of service and 1,000 shares vesting every three months thereafter assuming such non-employee director continues to serve on the Board. After serving on the Board for three years, such director shall receive on each anniversary of such director's appointment to the Board, a non-qualified stock option to purchase up to 4,000 shares of Common Stock, with 2,000 shares vesting after six months and 1,000 shares every three months thereafter assuming continued Board membership.

  Non-employee directors who were serving on the Board as of April 2, 1996 received, and will receive on each anniversary of such date, a non-qualified stock option to purchase up to 4,000 shares of Common Stock, with 2,000 shares vesting after six months and 1,000 shares every three months thereafter, assuming such non-employee director continues to serve on the Board. Non-qualified stock options granted to non-employee directors pursuant to the 1996 Option Plan will have an exercise price equal to the fair market value of shares of Common Stock on the date of grant and will have a ten-year term.

  Executive Officers. The following table provides certain information for the fiscal years ended December 31, 1999, 1998 and 1997 concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers of the Company as of December 31, 1999, and two other most highly compensated persons who served as executive officers in 1999, but were not serving as executive officers of the Company as of December 31, 1999 (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities.

                          Summary Compensation Table

                                                                Long-Term
                                                               Compensation
                                          Annual Compensation     Awards
                                         --------------------- ------------
                                                   Commissions  Securities
   Name and Principal                                  and      Underlying   All Other
      Positions(s)               Year     Salary     Bonuses     Options    Compensation
   ------------------            ----    --------- ----------- ------------ ------------
Stephen B. Butler.............   1999    $ 250,000  $    --          --       $    --
 President and Chief             1998      212,500    52,300         --            --
 Executive Officer               1997(1)    62,949       --      400,000           --

Alexander M. Levi.............   1999      150,000   270,214      23,000           --
 Senior Vice President           1998(2)   148,962    71,359         --            --
 of Worldwide Operations         1997          --        --       62,500           --

Anthony G. Kolish(3)..........   1999      140,833   120,448      23,100           --
 Senior Vice President           1998      109,167    11,914      20,000           --
 of Operations                   1997       91,494     9,500      10,000           --


Jyoti Prakash(4)..............   1999       93,923    23,500     150,000           --
 Senior Vice President,          1998          --        --          --            --
 General Manager Worldwide       1997          --        --          --            --
 Product Development

Dennis Favero(5)..............   1999      115,032    14,500     100,000           --
 Senior Vice President and       1998          --        --          --            --
 Chief Financial Officer         1997          --        --          --            --

Michael Maggio(6).............   1999       80,000    46,870      20,000       119,487(7)
 General Manager                 1998      137,500    14,414      20,000           --
                                 1997      112,250    28,012      10,000           --

Carl Blandino(8)..............   1999       78,000    58,740      10,800       156,000(9)
 Senior Vice President           1998       75,903     3,114      50,000           --
 and Chief Financial Officer     1997          --        --          --            --

--------
(1) Mr. Butler was appointed Chief Executive Officer of the Company on September 5, 1997.
(2) Mr. Levi joined the Company in December 1997 as Senior Vice President of International Operations, however, Mr. Levi did not receive any compensation until January 1998. Mr. Levi has served as Senior Vice President of Worldwide Operations since October 1998.
(3) Mr. Kolish resigned from the Company in May 2000.
(4) Mr. Prakash joined the Company in June 1999.
(5) Mr. Favero joined the Company in May 1999 and resigned from the Company in February 2000.
(6) Mr. Maggio resigned from the Company in June 1999.
(7) Other compensation includes $93,333 pursuant to a termination agreement dated June 30, 1999, $20,000 for forgiveness of an advance against bonuses, and $6,154 for vacation pay accrued but not taken.
(8) Mr. Blandino joined the Company in July 1998 and resigned from the Company in June 1999.
(9) Other compensation includes $156,000 pursuant to a termination agreement dated June 16, 1999.

  Option Grants in Last Fiscal Year. The following table sets forth information regarding stock options granted to each of the Named Executive Officers during the year ended December 31, 1999 to purchase shares of the Company's Common Stock. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

                       Option Grants In Last Fiscal Year

                                                                           Potential
                                      Percent of                      Realizable Value at
                                        Total                           Assumed Annual
                         Number of     Options                          Rates of Stock
                         Securities   Granted to Exercise             Price Appreciation
                         Underlying   Employees   or Base             for Option Term(2)
                          Options     in Fiscal    Price   Expiration -------------------
                          Granted        Year    Per Share    Date       5%       10%
                         ----------   ---------- --------- ---------- -------- ----------
Stephen B. Butler.......      --          -- %    $   --        --    $    --  $      --

Alexander M. Levi.......    8,000(1)     0.50      11.875   2/12/09     59,745    151,406
                           15,000(4)     0.94       6.313   6/01/09     59,553    150,919

Anthony G. Kolish.......    8,100(1)     0.51      11.875   2/12/09     60,492    153,298
                           15,000(4)     0.94       6.313   6/01/09     59,553    150,919

Jyoti Prakash...........  150,000(3)     9.37       7.250   7/01/09    683,923  1,733,195

Dennis Favero...........   75,000(4)     4.68       6.313   6/01/09    297,766    754,597
                           25,000(4)     1.56      10.188   9/09/09    160,179    405,926

Michael Maggio..........   20,000(1)     1.25      11.875   2/12/09    149,362    378,514

Carl D. Blandino........   10,800(1)     0.67      11.875   2/12/09     80,656    204,397

--------
(1) The options become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. Options are subject to the employee's continued employment. The options terminate ten years after the grant date, subject to earlier termination in accordance with the Option Plan and the applicable option agreement.
(2) The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in regulations of the Securities and Exchange Commission, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the Company's Common Stock. The values shown do not consider nontransferability, vesting or termination of the options upon termination of employment.
(3) The options for Mr. Prakash vest as follows: 25,000 shares became vested on December 31, 1999 and 4,166.67 shares vest monthly thereafter until all 150,000 shares are vested.
(4) The options become exercisable over a four year period as follows: 1/8th of the number of options on the six month anniversary of the grant date and 1/48th of the number of options every month thereafter. The options are subject to the employee's continued employment. The options terminate ten years after the grant date, subject to earlier termination in accordance with the Option Plan and the applicable agreement.

  Option Exercises and Year-End Holdings. The following table sets forth the shares of Common Stock acquired and the value realized upon exercise of stock options during the year ended December 31, 1999 by each of the Named Executive Officers and certain information concerning stock options held by the Named Executive Officers as of December 31, 1999.

               Aggregate Option Exercise in Last Fiscal Year and
                            Year-End Option Values

                                             Number of Securities
                                            Underlying Unexercised     Value of Unexercised
                          Shares               Options at Fiscal      In-the-Money Options at
                         Acquired                  Year-End             Fiscal Year-End(1)
                            on     Value   ------------------------- -------------------------
Name                     Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
----                     -------- -------- ------------------------- -------------------------
Stephen B. Butler.......     --   $    --       200,000/200,000        $3,020,000/$3,020,000
Alexander M. Levi.......  11,275    70,069       22,163/ 50,062           319,943/   793,637
Anthony G. Kolish.......   5,000    87,813       12,688/ 40,912           184,512/   610,105
Jyoti Prakash...........     --        --        25,000/125,000           443,750/ 2,218,750
Dennis Favero...........   9,375   127,144        1,563/ 89,062            29,208/ 1,567,427
Michael Maggio..........  41,125   390,250           --/--                     --/--
Carl D. Blandino........     --        --            --/--                     --/--

--------
(1) Based on the fair market value of the Common Stock of $25.00 per share, the price of the last reported trade of the Common Stock on the Nasdaq National Market on December 31, 1999, less the option exercise price per share. Options are in-the-money if the fair market value of the shares covered thereby is greater than the option exercise price.

Employment Contracts and Change of Contracts Arrangements

  Each of the Named Executive Officers has entered into a non-competition, non-solicitation, non-disclosure and assignment of inventions agreement with the Company (the "Non-Compete Agreement"), which restricts such officer from competing with the Company and from soliciting, diverting or attempting to solicit or divert any customers or employees of the Company during the term of the officer's employment and for one year after termination of such employment. The Non-Compete Agreement also obliges the Named Executive Officer not to reveal any trade secrets or confidential information of the Company during the term of the officer's employment and for five years after termination of such employment. The Non-Compete Agreement requires the Named Executive Officers to assign to the Company all right and interest in any intellectual property related to the business of the Company and developed by the officer during the term of the officer's employment with the Company.

  In February 1998, the Board adopted a policy that provides for the payment of severance benefits to, and the acceleration of the vesting of stock options held by, certain executive officers of the Company, including certain of the Named Executive Officers, in the event that such officer's employment with the Company or any successor entity is terminated either by the Company without cause (as defined) or by the officer for good reason (as defined) within the first year after a change in control (as defined) of the Company.

Stock Performance Graph

  The following graph provides a comparison of cumulative total stockholder return for the period from March 28, 1996 (the date on which the Common Stock was first publicly traded) through December 31, 1999, among the Company, the Nasdaq National Market-US Companies Index (the "Nasdaq-US Index") and the Center for Research in Security Prices ("CRSP") Computer and Data Processing Stocks Index (the "Peer Group Index," an index of Nasdaq National Market traded companies (both domestic and foreign) with Standard Industrial Classification Code Numbers from 7370 to 7379). The Stock Performance Graph assumes an investment of $100 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq-US Index and the Peer Group Index was provided to the Company by CRSP.

               Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                             Seque Software, Inc.

Prepared by the Center for Research in Security Prices
Produced on 05/09/2000 including data to 12/31/1999

                                    [GRAPH]

CRSP Total Returns Index for:                03/1996 12/1996 12/1997 12/1998 12/1999
-----------------------------                ------- ------- ------- ------- -------
Seque Software, Inc.                          100.0    84.9    50.6    94.2   116.3
Nasdaq Stock Market (US Companies)            100.0   118.3   145.0   204.4   378.9
NASDAQ Stocks (SIC 7370-7379 US + Foreign)
 Computer Prog, Data Proc, & Other Computer
 Related Services                             100.0   118.7   145.8   260.1   573.2

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee of the Board consists of James H. Simons, Chairman and Howard L. Morgan. Dr. Simons and Dr. Morgan are both non-employee directors.

  The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of the Company and administers the incentive compensation and benefit plans of the Company. These plans include the 1996 Option Plan, the 1998 Option Plan and the Stock Purchase Plan. The members of the Compensation Committee have prepared the following report on the Company's executive compensation policies and philosophy for Fiscal 1999.

General

  The Compensation Committee (the "Committee") of the Board is composed of two independent outside directors. There are no insiders on the Committee and there are no Committee members with interlocking relationships with the Company. The Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO") of the Company are invited to attend and participate in Committee meetings from time to time, except when their compensation is being discussed. The CEO makes recommendations to the Committee regarding compensation for all other executive officers and for any incentive bonuses for all other employees. Base pay, discretionary year-end bonus payments and commission payments to sales employees are determined by the CEO in conjunction with other members of the management team. The Compensation Committee considers the CEO's recommendations, approves or revises them, and submits its conclusions to the Board. The Board has final authority regarding executive compensation and any incentive bonus compensation for all other employees.

Compensation Philosophy

  In recognition that the recruitment of personnel in the computer software industry is highly competitive, the Company's compensation policies, both for executive and non-executive employees, are structured to attract and retain highly skilled technical, marketing, sales and management personnel. The Committee and the Board believe that the compensation of the Company's executive officers should be significantly influenced by the Company's performance. Accordingly, the Company's practice has been to establish base cash salaries at levels deemed appropriate by the Committee based on historic Company compensation levels and the Committee's experience and knowledge as to compensation levels at other companies. In assessing compensation levels, the Committee has periodically reviewed industry specific compensation surveys and consulted with the Company's Human Resources Department.

  The Committee has established a formal bonus program for the executive officers for Fiscal 1999. Under the program, fifty percent of each executive officer's individual potential bonus is based on the Company achieving certain quarterly and annual revenue and profitability goals; the remaining fifty percent is based on the attainment of certain individually tailored goals. The total available pool for the bonus program for the executive officers for Fiscal 1999 was $650,000 of which the Committee determined to pay out a total of $162,000. The bonus pool allocated to the executive officers is based on the Committee's evaluation of historical performance and discussions with the CEO.

  The Company also maintains the 1996 and 1998 Option Plans to provide long-term incentives to maximize stockholder value by rewarding employees for the long-term appreciation of the Company's share price. Stock options are typically subject to vesting over a four-year period. Generally, option grants are made to employees in connection with their initial hire. The Board also approves option grants in connection with a significant change in responsibilities, as a reward for outstanding performance, and to provide incentives for continued employment. The number of shares subject to each stock option granted is based on anticipated future contribution and the ability of the individual to affect corporate results.

  The total compensation for the Named Executive Officers is described in this Proxy Statement starting on page 4 and the compensation for Mr. Butler is also discussed below.

Compensation of the Chief Executive Officer

  Stephen B. Butler. The CEO of the Company received a base salary of $250,000 in Fiscal 1999, which was determined by reference to competitive compensation survey data as well as the Company's historical practices and internal salary structures. The Committee has voted to keep the salary of the CEO at the same level for the year ended December 31, 2000.

  For Fiscal 1999, Mr. Butler was not awarded any bonus nor any stock options.

Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a per-person limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for the qualified "performance based compensation" the material terms of which are disclosed to and approved by stockholders. The Company does not anticipate that the compensation for any of the Named Executive Officers will exceed $1,000,000 in the current taxable year, but intends to take appropriate action to comply with such regulations, if applicable, in the future.

                                          James H. Simons
                                          Howard L. Morgan

                       COMPENSATION COMMITTEE INTERLOCKS
                AND INSIDER PARTICIPATION; CERTAIN TRANSACTIONS

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of May 11, 2000 concerning the ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Named Executive Officers, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers as a group (9 persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                Shares Beneficially Owned (1)
                                                --------------------------------
     Name and Address**                             Number          Percent
     ------------------                         ---------------- ---------------
     James H. Simons(2).......................           834,639          8.89%
      Renaissance Technology Corp.
      800 Third Avenue
      New York, New York 10022
     Bank of America Corporation(3)...........           507,650          5.41%
      NationsBank Corporate Center
      100 North Tryon Street
      Charlotte, NC 28255
     Dimensional Fund Advisors(4).............           493,100          5.25%
      1299 Ocean Avenue
      Santa Monica, CA 90401
     RS Investment Management Co(5)...........           528,250          5.63%
      388 Market Street, Suite 200
      San Francisco, CA 94111
     FMR Corp.(6).............................           494,936          5.27%
      82 Devonshire Street
      Boston, MA 02109
     Stephen B. Butler(7).....................           200,000          2.13%
     Alexander Levi(7)........................            26,038             *
     Anthony Kolish(7)........................            20,963             *
     Dennis Favero(7).........................               --            --
     Jyoti Prakash(7).........................            50,000             *
     Michael Maggio(7)........................               --            --
     Carl D. Blandino(7)......................               --            --
     Leonard E. Baum(8).......................           111,836          1.20%
     John R. Levine(9)........................           159,618          1.71%
     Howard L. Morgan(10).....................            31,000             *
     All Directors and Executive Officers as a
      group
      (9 Persons).............................         1,438,552         15.33%

--------
* Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.
(1) The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at May 11, 2000 (9,384,075 shares), plus shares of Common Stock subject to stock options held by each listed beneficial owner that are currently exercisable or exercisable within 60 days following May 11, 2000.
(2) Includes (i) 111,666 shares of Common Stock owned by Dr. Simons, (ii) 706,973 shares of Common Stock owned by Bermuda Trust Company, as Trustee of the Lord Jim Trust (a trust of which Dr. Simons and the members of his family are the beneficiaries), but as to which Dr. Simons disclaims beneficial ownership and (iii) 16,000 shares of Common Stock which may be purchased within 60 days of May 11, 2000 upon the exercise of stock options.

(3) Based solely on a Schedule 13G filed on behalf of Bank of America Corporation ("BankAmerica") with the Securities and Exchange Commission on February 2, 2000. According to such Schedule 13G, BankAmerica was the beneficial owner of 507,650 shares of Common Stock.
(4) Based solely on a Schedule 13G filed on behalf of Dimensional Fund Advisors ("Dimensional") with the Securities and Exchange Commission on February 3, 2000. According to such Schedule 13G, Dimensional was the beneficial owner of 493,100 shares of Common Stock.
(5) Based solely on a Schedule 13G filed on behalf of RS Investment Management Co. ("RSInvestment") with the Securities and Exchange Commission on February 15, 2000. According to such Schedule 13G, RSInvestment was the beneficial owner of 528,250 shares of Common Stock.
(6) Based solely on a Schedule 13G filed on behalf of FMR Corp. with the Securities and Exchange Commission on February 14, 2000. According to such
    Schedule 13G, FMR Corp. was the beneficial owner of 507,650 shares of Common Stock.
(7) Shares of Common Stock which may be purchased within 60 days of May 11, 2000 upon the exercise of stock options.
(8) Includes (i) 26,000 shares of Common Stock which may be purchased within 60 days of May 11, 2000 upon the exercise of stock options, (ii) 30,000 shares of Common Stock owned by Dr. Baum, and (iii) 55,836 shares of Common Stock held by Lebam Advisors Pension Plan, of which Dr. Baum is one of three trustees and shares voting and investment power over such shares, but as to which Dr. Baum disclaims beneficial ownership.
(9) Includes (i) 26,000 shares of Common Stock which may be purchased within 60 days of May 11, 2000 upon exercise of stock options and (ii) 133,618 shares of Common Stock owned by Dr. Levine.
(10) Includes (i) 16,000 shares of Common Stock which may be purchased within 60 days of May 11, 2000 upon the exercise of stock options, and (ii) 15,000 shares of Common Stock owned by Dr. Morgan.

                            PROPOSAL 2: APPROVAL OF
                       THE STOCK PURCHASE PLAN AMENDMENT

  The Company's Board of Directors has adopted, and is seeking stockholder approval of, an amendment (the "Stock Purchase Plan Amendment") to the Company's 1996 Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan"), that would increase the number of shares of Common Stock available for purchase by eligible employees of the Company through the Stock Purchase Plan from 200,000 to 300,000.

  The Board believes that it is in the best interest of the Company to encourage stock ownership by employees of the Company. The increase in the number of shares of Common Stock available for purchase under the Stock Purchase Plan will allow eligible employees of the Company to continue to purchase shares of the Company directly from the Company. On May 11, 2000, the closing price of the Common Stock as reported on the Nasdaq Stock Market was $9.00 per share.

  At the Annual Meeting, the stockholders of the Company will be asked to approve the Stock Purchase Plan Amendment described above. Approval by the stockholders of the Company is required for the Stock Purchase Plan, as so amended, to qualify for favorable treatment under the Code.

Summary of the Stock Purchase Plan

  The Stock Purchase Plan provides that all employees of the Company who have been employed for at least three months by the Company and work at least 20 hours per week and at least five months per calendar year are eligible to participate in the Stock Purchase Plan, except for persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the voting stock of the Company. The Stock Purchase Plan is administered by the Compensation Committee.

  The Stock Purchase Plan provides for two "purchase periods" within each year, the first commencing on February 16 of each year and continuing through August 15 of such year, and the second commencing on August 16 of each year and continuing through February 15 of the following year. Eligible employees may elect to become participants in the Stock Purchase Plan by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the Stock Purchase Plan. Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 10% of each participant's compensation (up to a maximum of $21,250 per calendar year). The number of shares to be purchased is determined by dividing the participant's balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the Common Stock as of either the beginning or ending date of the semi-annual purchase period of shares for the participant's account. An option granted under the Stock Purchase Plan is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with the Company.

Federal Income Tax Considerations under the Stock Purchase Plan

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the Stock Purchase Plan or when purchasing the shares of Common Stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

  The following is a summary of the federal income tax consequences resulting from acquiring stock under the Stock Purchase Plan:

  If shares acquired under the Stock Purchase Plan are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the Common Stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to the Company.

  If shares acquired under the Stock Purchase Plan are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

Stock Purchase Plan Benefits

  No employee of the Company has purchased shares of Common Stock out of the additional 100,000 shares of Common Stock that may be purchased by eligible employees under the Stock Purchase Plan if the Stock Plan Amendment is adopted by the stockholders. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Stock Purchase Plan as amended by the Stock Plan Amendment are not determinable.

Vote Required For Approval

  A quorum being present, the affirmative vote of a majority of the votes cast affirmatively or negatively is necessary under the By-laws for the approval of the Stock Purchase Plan Amendment. A quorum being present, the affirmative vote of a majority of the total votes cast in person or by proxy is necessary under the Nasdaq Stock Market rules for the approval of the Stock Purchase Plan Amendment.

Recommendation

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCREASE IN SHARES UNDER STOCK PURCHASE PLAN.

            PROPOSAL 3: APPROVAL OF THE 1996 OPTION PLAN AMENDMENT

Introduction

  In February 1996, the Board and the stockholders of the Company approved the 1996 Option Plan. The 1996 Option Plan was amended in 1997, by both Board and shareholder approval, to increase the maximum number of shares of Common Stock available for issuance under the 1996 Option Plan from 2,450,000 to 3,000,000 and again in 1998, by both Board and shareholder approval, to increase the maximum number of shares of Common Stock available for issuance from 3,000,000 to 3,250,000. At a meeting of the Board on March 22, 2000, the Board unanimously voted to amend the 1996 Option Plan, subject to approval by stockholders of the Company at a duly called and held meeting of the stockholders, to increase the maximum number of shares available for issuance under the 1996 Option Plan to 3,700,000, with provision for an additional increase in shares available for issuance on January 1, 2001 and on January 2, 2002 of five percent (5%) of the number of shares of Common Stock of the Company outstanding on each such date.

  The Board believes that the Company's growth and long-term success depend in large part upon retaining and motivating key management personnel and that this can be achieved in part through the design and implementation of effective compensation policies and practices. The Board also believes that stock options and other share-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company, upon whose judgment, initiative and efforts the Company largely depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of the participants in the 1996 Option Plan with those of the Company, thereby stimulating their efforts to promote the Company's future success and strengthen their desire to remain with the Company. The Board believes that the proposed increases in the number of shares of Common Stock issuable under the 1996 Option Plan will help the Company accomplish these goals and will keep the Company's share-based incentive compensation competitive with that of its competitors.

  At the Annual Meeting, the stockholders of the Company will be asked to approve the 1996 Option Plan Amendment described above. Approval by the stockholders of the Company is required for the 1996 Option Plan, as so amended, to qualify for favorable treatment under the Code. Under the Code, stockholder approval is necessary for stock options relating to the additional shares of Common Stock issuable under the 1996 Option Plan to qualify as incentive stock options under Section 422 of the Code.

Summary of the 1996 Option Plan

  Number of Shares Issuable. Subject to adjustment for stock splits, dividends and similar events, the total number of shares of Common Stock that may be issued under the 1996 Option Plan is currently 3,250,000 shares of Common Stock. If adopted, the 1996 Option Plan Amendment would increase the number of shares of Common Stock initially by 450,000 to 3,700,000 shares of Common Stock. The 1996 Option Plan Amendment also provides for two subsequent automatic increases in the number of shares of Common Stock that may be issued under the 1996 Option Plan equal to five percent (5%) of the number of shares of Common Stock of the Company outstanding as of the date of each such increase, respectively (the first increase would occur on January 1, 2001 and the second on January 1, 2002).

  Plan Administration; Eligibility. The 1996 Option Plan is administered by the Compensation Committee which is composed of non-employee directors of the Company. Subject to the provisions of the 1996 Option Plan, the Compensation Committee has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the options (which in the case of an incentive stock option cannot be less than the market price of the Common Stock as of the date of grant or, in the case of incentive stock options granted to employees holding more than 10% of the voting power of the Company, 110% of the market price of the Common Stock as of the date of grant), (iv) the duration of the option, and (v) the time, manner and form of payment upon exercise of an option.

  Persons eligible to receive stock options under the 1996 Option Plan include those employees, consultants, directors and officers of the Company who are responsible for or contribute to the management, growth or profitability of the Company, as selected from time to time by the Compensation Committee. To comply with Section 162(m) of the Code, the 1996 Option Plan provides that options with respect to no more than 1,000,000 shares of Common Stock may be granted to any employee in any calendar year.

  As described under "Compensation of Directors and Executive Officers-- Directors", non-employee directors receive non-qualified options pursuant to the 1996 Option Plan.

  Stock Options. The 1996 Option Plan provides for the grant of incentive stock options under Section 422 of the Code to employees and the grant of non-qualified stock options to employees, consultants, directors and officers of the Company.

  Amendments. The 1996 Option Plan may be amended by the stockholders of the Company. The 1996 Option Plan may also be amended by the Board or the Compensation Committee, provided that any amendment approved by the Board or the Compensation Committee which is within a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 423 of the Code or to comply with Rule 16b-3 under the Exchange Act shall also be approved by the stockholders of the Company in such a manner and to such a degree as so required.

  Transferability. Generally, under the 1996 Option Plan, a stock option is not transferable by the optionholder except by will or by the laws of descent and distribution. No stock option may be exercised more than 90 days following termination of employment or service as a director unless the termination is due to death or disability, in which case the stock option is exercisable for a maximum of 180 days after such termination, in the case of a non-employee director, and one year after such termination, in all other instances. Stock options granted under the 1996 Option Plan expire ten years from the date of grant or five years from the date of grant in the case of incentive stock options issued to employees holding more than 10% of the total voting power of the Company.

Federal Income Tax Considerations

  The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of stock options under the 1996 Option Plan:

  Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares before the expiration of the ISO holding period (a "disqualifying disposition"), the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disqualifying disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disqualified disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than the fair market value on the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

  Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

1996 Option Plan Benefits

  The Compensation Committee has not granted any stock options covering the additional 450,000 shares of Common Stock issuable and the additional shares of Common Stock to be available for issuance on January 1, 2001 and January 1, 2002 under the 1996 Option Plan if the 1996 Option Plan Amendment is adopted by the stockholders. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 1996 Option Plan as amended by the 1996 Option Plan Amendment are not determinable.

Vote Required for Approval

  A quorum being present, the affirmative vote of a majority of the votes cast affirmatively or negatively is necessary under the By-laws for the approval of the 1996 Option Plan Amendment. A quorum being present, the affirmative vote of a majority of the total votes cast in person or by proxy is necessary under the Nasdaq Stock Market rules for the approval of the 1996 Option Plan Amendment.

Recommendation

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 OPTION PLAN AMENDMENT.

                      PROPOSAL 4: APPROVAL OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

  On February 1, 2000, PricewaterhouseCoopers LLP resigned as the independent accountants of the Company for the fiscal year ended December 31, 1999. The reports of PricewaterhouseCoopers LLP on the Company's financial statements for the past two fiscal years ended December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principle.

  In connection with its audits for the two most recent fiscal years and through February 7, 2000 there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

  During the two most recent fiscal years and through February 7, 2000, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company announced on February 7, 2000 that it would revise the amount of the charge initially recorded in the fourth quarter of 1997 for in-process research and development resulting from its acquisition of SQLBench. The revision resulted in the restatement of the Company's financial statements in its Annual Reports on Form 10-K for the years ended December 31, 1997 and 1998 and its Quarterly Reports on Form 10-Q for the first three quarters in each of 1998 and 1999.

  The Company had requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities Exchange Commission (the "Commission") stating whether or not it agreed with the above statements. A copy of such letter dated February 7, 2000 was filed as an exhibit to the Report on Form 8-K filed by the Company with the Commission on February 8, 2000.

  The Company engaged Grant Thornton LLP as its new independent accountants as of February 1, 2000. The engagement was approved by the Audit Committee of the Company's Board of Directors. During the two most recent fiscal years and the interim period through February 1, 2000, the Company did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

  Although the Corporation is not required to submit the ratification and approval of the selection of its accountants to a vote of stockholders, the Board of Directors believes it is sound policy and in the best interests of the stockholders to do so. In the event that ratification of the appointment of Grant Thornton LLP as the Company's independent public accountants is not obtained at the Annual Meeting, the Board will reconsider its appointment. Representatives of Grant Thornton LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

Vote Required For Approval

  A quorum being present, the affirmative vote of a majority of the votes cast affirmatively or negatively is necessary to ratify the appointment of the independent public accountants.

Recommendation

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Commission and The Nasdaq Stock Market. Officers, directors and greater than 10% shareholders are required by applicable regulations to furnish the Company with copies of all reports filed by such persons pursuant to Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Based solely on its review of the copies of such reports received by it, the Company believes that for the fiscal year ended December 31, 1999, all filing requirements applicable to its officers, directors and such 10% beneficial owners were complied with, except that one report for Jyoti Prakash, relating becoming a reporting person and one report for Leonard Baum, relating to one transaction, were inadvertently not filed on a timely basis. As of the date of this proxy statement all such reports have since been filed.

                                 OTHER MATTERS

Independent Public Accountants

  The accounting firm of PricewaterhouseCoopers LLP served as the Company's independent public accountants during 1999 and resigned as the Company's independent public accountants in February 2000. Grant Thornton LLP was appointed as the Company's independent public accountants in February 2000 and is expected to continue to do so for fiscal year 2000. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Expenses of Solicitation

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

Stockholder Proposals

  Any stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company on or before January 24, 2001 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting.

  Any stockholder proposals intended to be presented at the Company's 2001 Annual Meeting, other than a stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act, must be received in writing by the Secretary of the Company at the principal executive office of the Company no later than the close of business on April 24, 2001, nor prior to March 25, 2001, together with all supporting documentation required by the Company's By-laws.

Other Matters

  The Board does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2000, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO DOUGLAS ZACCARO, CHIEF FINANCIAL OFFICER, SEGUE SOFTWARE, INC., 201 SPRING STREET, LEXINGTON, MASSACHUSETTS 02421.

  REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                          By order of the Board of Directors:

                                          Jeffrey C. Hadden
                                          Secretary

Lexington, Massachusetts
May 24, 2000

                              SEGUE SOFTWARE, INC.
                               201 Spring Street
                         Lexington, Massachusetts 02421
                    Proxy for Annual Meeting of Stockholders
                            To be held June 23, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stephen B. Butler, Douglas Zaccaro and Jeffrey C. Hadden, and each of them, as proxies of the undersigned (the "Proxies"), with full power to substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, (the "Common Stock") of Segue Software, Inc. (the "Company") held by the undersigned at the close of business on May 22, 2000, at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, June 23, 2000 at 10:00 a.m., Boston time, and at any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1999 Annual Report to Stockholders.

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, the undersigned's vote will be cast "FOR" the proposals in paragraphs 1, 2, 3 and 4. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. A stockholder wishing to vote in accordance with the recommendation of the Board of Directors of the Company need only sign and date this Proxy and return it to the Company. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Proposal to elect James H. Simons, Stephen B. Butler, Leonard E. Baum, John
R. Levine, Howard L. Morgan and Jyoti Prakash as directors of the Company, to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.
[_] FOR ALL    [_] WITHHELD FOR ALL ________________________________
                                    Withheld as to the nominees noted above
                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

2. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan, as amended.
[_] FOR    [_] AGAINST    [_] ABSTAIN
3. To approve an amendment to the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan, as amended.
[_] FOR    [_] AGAINST    [_] ABSTAIN
4. To ratify the appointment of Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.
[_] FOR    [_] AGAINST    [_] ABSTAIN
5. In their discretion, the Proxies are authorized to vote upon any other matter that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Date

                                    For joint accounts, each owner should
                                    sign. Executors, administrators, trustees, corporate officers and others acting in a representative capacity should give full title or authority.